Exhibit 99.1

Investor Presentation June 2009 Dominic Frederico, President & CEO Bob Mills, CFO Assured Guaranty Ltd. (NYSE: AGO)

Forward-looking statements are being made in this presentation. Actual results could differ materially from these statements. For example, the Company’s forward looking statements, including its calculations of adjusted book value, PVP, net present value of estimated future installment premiums in force, total estimated net future premium earnings, and statements regarding capital losses, pricing, ratings, expenses and new business production could be affected by many events. Factors that could cause actual results to differ materially include, but are not limited to: downgrades of financial strength ratings assigned by the major rating agencies to any of our insurance subsidiaries at any time, which has occurred in the past; downgrades of transactions we insure; our inability to execute our business strategy; reduction in the amount of reinsurance facultative cessions or portfolio opportunities available to us; contract cancellations; developments in the world’s financial capital markets that adversely affect our loss experience, the demand for our products, our access to capital, our unrealized (losses) gains on derivative financial instruments or our investment returns; more severe or frequent losses associated with our insurance products, or changes in our assumptions used to estimate loss reserves and realized (losses) gains on derivative financial instruments; changes in regulation or tax laws applicable to us, our subsidiaries or customers; governmental actions; natural catastrophes; the Company’s dependence on customers; decreased demand for our insurance or reinsurance products or increased competition in our markets; loss of key personnel; technological developments; the effects of mergers, acquisitions and divestitures; changes in accounting policies or practices; changes in the credit markets, segments thereof or general economic conditions, including the overall level of activity in the economy or particular sectors, interest rates, credit spreads and other factors; other risks and uncertainties that have not been identified at this time; and management’s response to these factors. See the Company’s SEC filings and latest earnings press release and financial supplement, which are available on its website, for more information on factors that could affect its forward-looking statements. Do not place undue reliance on these forward-looking statements which are made as of June 16, 2009. Assured does not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This presentation references several non-GAAP financial measures. These non-GAAP financial measures are defined in the appendix of this presentation. In each case, if available, the most directly comparable GAAP financial measure is presented and a reconciliation of the non-GAAP financial measure and GAAP financial measure is provided. This presentation is consistent with how our management, analysts and investors evaluate our financial results and is comparable to estimates published by analysts in their research reports on us. Each of the non-GAAP financial measures is identified in this presentation as such. Safe Harbor Disclosure

Business Overview Dominic Frederico, President & CEO

Compelling Investment Opportunity Assured has a leading market position and a strong future market opportunity FSA acquisition is strategically and financially compelling Combines the two premier financial guaranty franchises FSA has a well respected position in the market and a strong portfolio built over many years Results in “best of class” personnel and infrastructure FSA acquisition is immediately accretive to earnings and returns Adds $4.7 billion in deferred future1 and $6.1 billion in invested assets (as of 3/31/09) Strong and proven credit discipline over the cycle Proven underwriting track record has allowed Assured to maintain strong financial position Higher risk RMBS asset classes represent only 5% of total portfolio Ability to capitalize on opportunities, enhanced by flexible corporate structure Completed the assumption of $13 billion in par from CIFG in January 2009 in AGC Completed the assumption of $29 billion in par from Ambac in December 2007 in AG Re 1. Future revenue is the sum of net unearned premium reserves (“UPR”), less prepaid reinsurance premiums (including the impact of purchase accounting) plus the net present value of estimated future installment premiums in force.

# 2009 New Business Trends

($ in millions)

## 1Q-09 New Business Production


Financial
Guaranty
Reinsurance
41%
$91
$131
Financial
Guaranty Direct
59%

Total PVP[1]: $222 million

## Last 12 Months New Business Production


Financial
Guaranty
Reinsurance
25%
$192
$576
Financial
Guaranty Direct
75%

Total PVP[1]: $768 million

- **2009 YTD market trends are strong for Assured**
  - 11.0%[2] of U.S. public finance new issue par insured by Assured in 1Q-09
  - 12.5%[2] for Assured and FSA in 1Q-09
- **Assured accounts for 80%+ of insured U.S. public finance issuance**
- **YTD 5/31/09 we guaranteed $16.1 billion in U.S. public finance new issue transactions**
  - Represents 10.6%[2] of total transactions

1. For an explanation of PVP, a non-GAAP financial measure, and a reconciliation of PVP to gross written premiums, which is the most comparable GAAP term, please refer to the appendix.
2. Source: SDC Platinum.

5

FSA Acquisition Takes Us to the Next Level FSA has a longstanding and successful track record, particularly in U.S. public finance Insured portfolio (excluding financial products segment) of $417 billion as of March 31, 2009, with U.S. public finance accounting for 71% Acquisition price of $8761 million represents an effective multiple of 0.48x March 31, 2009 GAAP book value (excluding financial products segment) Implied price reflects higher Assured share price today but results in fewer shares to be issued (increases EPS accretion) To be funded through $545 million in cash and 22.3 million shares to Dexia Dexia shares represent 16% of primary outstanding shares following the offering Acquisition excludes financial products segment of FSA Credit and liquidity risks are fully and unconditionally guaranteed by Dexia and supported by French and Belgium governments Immediately and significantly accretive to earnings and returns Further supplemented by $40 to $50 million (pre-tax) of run rate expense savings to be achieved by end of the first full year following the acquisition DAC of FSA to be eliminated at time of acquisition under purchase accounting (eliminates approximately $36 million pre-tax expense over the next twelve months) Deal is expected to close July 1, 2009; acquisition price calculated based on $544.3 million cash payment plus 22,283,951 AGO shares issued to Dexia with a market value of $14.89 per share (closing price 6/12/09).

FSA Acquisition Enhances our Market Position The combination forms the global leader in financial guaranty $655 billion in net par outstanding (March 31, 2009) Combined claims paying resources of $13 billion and invested assets of $10 billion Provides issuers and investors with a large and stable source of capacity Will provide issuers with two options: FSA as U.S. public finance only and Assured Guaranty Corp. as a diversified insurer Increase market access and reduce borrowing costs for municipalities and other issuers Improved secondary market liquidity for issuers and investors, after ratings status clarified FSA structured finance portfolio generates significant excess capital over time as par outstanding runs off Ability to redeploy in business or for capital management, depending on return opportunities Expands global footprint and access to international markets Expect international infrastructure to be a significant source of future business

Growing Unearned Premium Base Drives Future Results Estimated future earned premiums is net unearned premium reserves (“UPR”) plus estimated future installment premiums (calculations for 2004 and 2005 include statutory unearned premium reserves and net present value of estimated future installment premiums2) Please refer to the appendix for explanation of non-GAAP financial measures [net present value of estimated future installment premiums in force or “PVIP”]. Pro forma to include FSA UPR, which is net of prepaid reinsurance premiums, including the impact of purchase accounting adjustments and PV of future CDS revenue. Estimated Future Earned Premiums1 and Credit Default Swap Revenue Since IPO New business production adds to the base of future earned premiums and investment income Assured has consistently grown its future earned premium base 227% increase in net unearned premium reserves and present value of future installment premiums on credit default swaps (“CDS”) FSA acquisition adds significantly to embedded future revenue base Net UPR of $4.3 billion at 3/31/09 PV future CDS revenue of $333 million at 3/31/09 2 $0.99 $1.0 $1.5 $2.3 $2.6 ($ in billions) 227% increase (’04-’08) $3.2 $7.9 3 FSA $0.0 $2.0 $4.0 $6.0 $8.0 2004 2005 2006 2007 2008 1Q-09 1Q-09 Proforma UPR, net of reinsurance PVIP

Increasing Revenue Stream Significant growth in Assured’s franchise has generated a substantial increase in our revenue base Both financial guaranty direct and reinsurance contributed to our growth FSA acquisition adds to our in-force revenue base $641 million in 2008 net earned premium and investment income Invested assets of $6.1 billion Credit derivative revenues received and receivable are included in realized gains and other settlements for credit derivatives. Combined to include FSA. Does not include purchase accounting adjustments. ($ in millions) Net Earned Premiums, Credit Derivatives Revenue1 and Net Investment Income 92% increase (’04-’08) $283 $296 $318 $360 $1,309 $111 $317 $222 $542 2 2 FSA FSA Net investment income Credit derivative revenue Net earned premiums $0 $300 $600 $900 $1,200 $1,500 2004 2005 2006 2007 2008 2008 Combined 1Q-08 1Q-09 1Q-09 Combined Net investment income Revenue from credit derivatives Net earned premiums

# Earned Premium Leverage Drives ROE

ASSURED GUARANTY

**Ratio of Estimated Future Earned Premiums[1] to GAAP Equity, Adjusted for Mark-to-Market [2]**



68% increase ('04-'08)
0.66x
0.62x
0.95x
1.09x
1.11x
1.36x
2.64x
2004
2005
2006
2007
2008
1Q-09
1Q-09 Proforma [3]

- **Future premium revenue to GAAP equity is the main driver to increasing ROE**
- **Premium leverage has doubled over past five years (prior to FSA)**
- **FSA brings mature and seasoned portfolio of business built over many years**
  - FSA will further accelerate operating leverage

1. Estimated future earned premiums is net unearned premium reserves plus estimated future installment premiums (calculations for 2004 and 2005 include statutory unearned premium reserves and net present value of estimated future installment premiums[3]).
2. 2004, 2005, 2006, 2007, 2008 and 1Q-09 GAAP equity is adjusted for net unrealized mark-to-market gains/(losses) on credit derivatives. In addition, AGL's 2007, 2008 and 1Q-09 GAAP equity excludes mark-to-market gains/(losses) on credit derivatives and a fair value gain on committed capital securities.
3. Pro forma to include FSA UPR, which is net of prepaid reinsurance premiums, including the impact of purchase accounting adjustments and PV of future CDS revenue.

10

A Diversified Portfolio of Business Net Par Outstanding As of March 31, 2009 ($ in billions) $654.5 billion Average Rating1 A+ $237.2 billion Average Rating1 A+ $417.3 billion Average Rating1 AA- Pro Forma Assured Guaranty FSA (ex. FP segment) 1. Ratings represent Assured’s and FSA’s internal ratings. International 16% U.S. structured finance 30% U.S. public finance 54% International 13% U.S. structured finance 23% U.S. public finance 64% International 11% U.S. structured finance 18% U.S. public finance 71%

Net Par Outstanding – Public Finance Pro Forma For FSA Acquisition Net Par Outstanding As of March 31, 2009 ($ in billions) Pro Forma $144.1 billion (61% of Total AGO) $318.0 billion (76% of Total FSA) $462.2 billion (71% of Pro Forma ) Assured Guaranty FSA (ex. FP segment) Int'l 8% Gen. Obligation 42% Other U.S. 16% Tax Backed 18% Muni Utility 16% Int'l 12% Gen. Obligation 24% Other U.S. 29% Tax Backed 23% Muni Utility 12% Int'l 9% Muni Utility 15% Tax Backed 20% Other U.S. 20% Gen. Obligation 36%

Net Par Outstanding – Structured Finance Pro Forma For FSA Acquisition Net Par Outstanding As of March 31, 2009 ($ in billions) Pro Forma $93.0 billion (39% of Total AGO) $99.3 billion (24% of Total FSA) $192.3 billion (29% of Pro Forma) Assured Guaranty FSA (ex. FP segment) Int'l 22% Other U.S. 14% U.S. RMBS 18% Pooled Corp. 46% Int'l 22% Pooled Corp. 37% U.S. RMBS 19% Other U.S. 22% Int'l 22% Pooled Corp. 54% U.S. RMBS 17% Other U.S. 7%

Net Par Outstanding – U.S. RMBS Pro Forma For FSA Acquisition Net Par Outstanding As of March 31, 2009 ($ in billions) Assured Guaranty FSA (ex. FP segment) Pro Forma $17.8 billion (8% of Total AGO) Average Rating1 BBB+ $16.5 billion (4% of Total FSA) Estimated Average Rating1 BBB/BIG $34.3 billion (5% of Pro Forma) Estimated Average Rating1 BBB 1. Ratings represent Assured’s and FSA’s internal ratings. Closed-End Second 2% HELOC 9% Alt-A 34% Prime 9% Option ARM 9% Subprime 37% Subprime 32% Alt-A 23% Option ARM 12% Closed-End Second 5% HELOC 22% Prime 5% NIM 1% HELOC 36% Option ARM 16% Alt-A 10% Closed-End Second 9% Prime 1% NIM 1% Subprime 27%

Assured’s Strategic Priorities Exercise strict underwriting discipline Proactive and rigorous underwriting standards have protected our company Our portfolio is stress-tested for adverse economic, financial and market environments Expand our direct business through dual operating platforms Capitalize on well established franchise of each company Operate through common infrastructure to create maximum operating efficiencies Utilize reinsurance platform to enhance market opportunities Sole reinsurance provider in market Continue to review portfolio acquisition opportunities Pursue proactive loss mitigation strategy Repurchase insured securities and aggressively pursue all contractual rights Maintain highest ratings possible for financial guaranty subsidiaries FSA acquisition enhances our balance sheet and financial strength Utilize capital efficiently to optimize returns on capitalo

Financial Overview Bob Mills, CFO

Solid Growth in Book Value Per Share Book value per share has increased 19% since our IPO 39% excluding mark-to-market Adjusted book value has grown every year since the IPO New business production drives increase Adjusted book value has increased 71% since the IPO 87% excluding mark-to-market March 31, 2009 book value is $26.34 and adjusted book value is $46.99, excluding mark-to-market Adjusted Book Value1 Per Share For explanations of adjusted book value and net present value of estimated future installment premiums in force, which is a non-GAAP financial measure, please refer to the appendix. Includes unearned revenue less prepaid reinsurance premiums on credit derivatives. 1 71% increase 2 $18.73 $20.19 $22.22 $24.44 $20.85 $21.18 $22.48 $2.99 $3.26 $3.79 $5.42 $7.01 $8.68 $16.23 $3.45 $3.93 $4.38 $6.71 $9.00 $7.79 $4.42 $25.16 $27.38 $30.39 $36.85 $37.65 $43.12 $36.57 $0.00 $5.00 $10.00 $15.00 $20.00 $25.00 $30.00 $35.00 $40.00 $45.00 6/30/2004 YE 2004 YE 2005 YE 2006 YE 2007 YE 2008 1Q-09 Net present value of estimated future installment premiums in force per share, after tax Net unearned premium reserve less deferred acquisitions costs, after tax Book value per share $18.73 $20.19 $22.22 $24.44 $20.85 $21.18 $22.48 $2.99 $3.26 $3.79 $5.42 $7.01 $8.68 $16.23 $3.45 $3.93 $4.38 $6.71 $9.00 $7.79 $4.41 $25.16 $27.38 $30.39 $36.85 $37.65 $43.12 $36.57 $0.00 $5.00 $10.00 $15.00 $20.00 $25.00 $30.00 $35.00 $40.00 $45.00 6/30/2004 YE 2004 YE 2005 YE 2006 YE 2007 YE 2008 1Q-09 Net present value of estimated future installment premiums in force per share, after tax Net unearned premium reserve less deferred acquisitions costs, after tax Book value per share

Acquisition has Potential for Significant Earnings Accretion Reflects purchase accounting adjustments. ($ in millions) FSA 2008 1 Net earned premiums $535.3 CDS installment earned premiums 126.9 Net investment income 264.2 FSA total revenue $926.3 Run rate operating expenses (net of synergies) 70.0 Interest expense (FSA debt) 64.8 Interest expense (convertible) 15.0 FSA total expenses (before losses) $149.8 FSA pre-tax income (before losses) $776.6

Assured Second Quarter Outlook Selected second quarter financial information for Assured is summarized as follows: Net earned premiums and realized gains on CDS will approximate $95 million New business production (PVP) of approximately $130 million Investment income will approximate $44 million Operating expenses, excluding acquisition related expenses will approximate $24 million One-time acquisition related expenses including loss on subleases and cost of consultants will approximate $19 million Based on April performance information, Assured does not see any material change in loss reserves Performance information to be received over the next two months could, however, have a material adverse impact on loss reserves

Conclusion Dominic Frederico, President & CEO

Compelling Investment Opportunity Assured has a leading market position and a strong future market opportunity FSA acquisition is strategically and financially compelling Combines the two premier financial guaranty franchises FSA has a well respected position in the market and a strong portfolio built over many years Results in “best of class” personnel and infrastructure FSA acquisition is immediately accretive to earnings and returns Adds $4.7 billion in future revenue1 and $6.1 billion in invested assets (as of 3/31/09) Strong and proven credit discipline over the cycle Proven underwriting track record has allowed Assured to maintain strong financial position Higher risk RMBS asset classes represent only 5% of total portfolio Ability to capitalize on opportunities, enhanced by flexible corporate structure Completed the assumption of $13 billion in par from CIFG in January 2009 in AGC Completed the assumption of $29 billion in par from Ambac in December 2007 in AG Re 1. Future revenue is the sum of net unearned premium reserves (“UPR”), less prepaid reinsurance premiums (including the impact of purchase accounting) plus the net present value of estimated future installment premiums in force.

# Earned Premium Leverage Drives ROE

ASSURED GUARANTY®

**Ratio of Estimated Future Earned Premiums[1] to GAAP Equity, Adjusted for Mark-to-Market [2]**



68% increase ('04-'08)
0.66x
0.62x
0.95x
1.09x
1.11x
1.36x
2.64x
2004
2005
2006
2007
2008
1Q-09
1Q-09 Proforma
3

- **Future premium revenue to GAAP equity is the main driver to increasing ROE**
- **Premium leverage has doubled over past 5 years (prior to FSA)**
- **FSA brings mature and seasoned portfolio of business built over many years**
  - FSA will further accelerate operating leverage

1. Estimated future earned premiums is net unearned premium reserves plus estimated future installment premiums (calculations for 2004 and 2005 include statutory unearned premium reserves and net present value of estimated future installment premiums[3])
2. 2004, 2005, 2006, 2007, 2008 and 1Q-09 GAAP equity is adjusted for net unrealized mark-to-market gains/(losses) on credit derivatives. In addition, AGL's 2007, 2008 and 1Q-09 GAAP equity excludes mark-to-market gains/(losses) on credit derivatives and a fair value gain on committed capital securities.
3. Pro forma to include FSA UPR, which is net of prepaid reinsurance premiums, including the impact of purchase accounting adjustments and PV of future CDS revenue.

23

Appendix: Assured Guaranty Ltd. Financial Guaranty Portfolio Review

Net Par Outstanding Diversified By Sector Assured’s portfolio is well diversified by asset class 26% Super Senior and AAA 21% AA 34% A 15% BBB 4% below investment grade (“BIG”) High overall credit rating despite downgrades in our U.S. RMBS portfolio A+ average internal rating, down from AA- we have maintained since our IPO 57% of our portfolio is in direct segment U.S. RMBS constitutes 65% of our BIG exposures Consolidated Net Par Outstanding As of March 31, 2009 ($ in billions) $237.2 billion, A+ average rating1 1. Assured's internal rating. Assured's scale is comparable to that of the nationally recognized rating agencies. The super senior category, which is not generally used by rating agencies, is used by the Company in instances where Assured's AAA-rated exposure has additional credit enhancement due to either (1) the existence of another security rated AAA that is subordinated to Assured's exposure or (2) Assured's exposure benefits from a different form of credit enhancement that would pay any claims first in the event that any of the exposures incurs a loss, and such credit enhancement, in management's opinion, causes Assured's attachment point to be materially above the AAA attachment point. $72.1 $37.9 $127.2 AA- average rating A+ average rating AA- average rating 16% 30% 54% U.S. public finance U.S. structured finance International

26 Consolidated U.S. RMBS Our $17.8 billion U.S. RMBS portfolio of has experienced material downgrades since year-end 2007 Average rating of BBB+ at March 31, 2009 versus AA at year-end 2007 95% was underwritten in our financial guaranty direct segment according to our stringent underwriting standards Our U.S. RMBS portfolio is amortizing on an absolute basis and as a percentage of the portfolio 7.5% of total net par outstanding versus 9.1% at year end 2007 $17.8 billion versus $18.3 billion at year end 2007 Reinsurance segment largely excluded U.S. RMBS since 2005 Direct segment stopped underwriting U.S. RMBS in 2007 U.S. RMBS by Exposure Type As of March 31, 2009 ($ in billions) $6.5 $1.6 $0.4 $1.6 $6.1 $1.6 $17.8 billion, 7.5% of net par outstanding 37% 9% 2% 9% 34% 9% Prime first lien Prime closed end seconds Prime HELOC Alt-A first lien Alt-A Option ARMs Subprime first lien

27 U.S. RMBS by Vintage and Rating Assured U.S. RMBS by Rating1 As of March 31, 2009 ($ in billions) $5.5 $2.4 $1.1 $6.1 $2.7 Assured U.S. RMBS by Vintage As of March 31, 2009 ($ in billions) $1.4 $0.9 $7.9 $5.0 $2.6 1. Ratings represent Assured’s internal ratings. Please see slide 25 footnote 1 for more information. Total U.S. RMBS = $17.8 billion BBB average rating 34% 31% 6% 14% 15% AAA AA A BBB BIG 15% 44% 28% 8% 5% 2008 2007 2006 2005 2004 and prior

Loss and Loss Adjustment Expenses The majority of Assured’s cumulative losses for 2008 and first quarter 2009 are on second lien U.S. RMBS exposures Financial Guaranty Direct and Reinsurance March 31, 2009 Total 2008 and Loss and Loss As of March 31, 2009 Net Par 1Q-09 Adjustment ($ in millions) Outstanding Incurred Losses 2 Expense Reserves 2 Financial Guaranty Direct and Reinsurance: 1 Prime first lien 1,566 $ 3.1 $ 0.6 $ Prime closed end seconds 415 66.3 38.1 Prime HELOC 1,636 187.5 24.4 Alt-A first lien 6,132 18.7 18.1 Alt-A option ARMs 1,554 12.0 28.1 Subprime first lien 6,543 33.4 29.5 Total U.S. RMBS 17,847 320.9 138.9 Other structured 75,879 5.7 52.1 Public finance 143,449 31.8 38.4 Total 237,176 $ 358.5 $ 229.3 $ 1. Includes financial guaranty (FG) and insured derivatives in the insured portfolio. 2. Includes loss and loss adjustment expense reserves for financial guaranty and credit derivatives, for the financial guaranty direct and reinsurance segments only.

29 Consolidated U.S. RMBS Alt-A Exposure1 93% of our Alt-A was underwritten by our financial guaranty direct segment, largely after June 2007, using our significantly stressed assumptions Many transactions were underwritten on a secondary basis and had the benefit of some seasoning Limited exposures to Alt-A options ARMs (20% of Alt-A exposure) Our alt-A exposures have an average rating of BBB+ due to significant downgrades in 2009 29% rated triple-A or super senior 39% rated below investment grade Loss3 reserves for alt-A exposure were $46.2 million as of March 31, 2009 $0 in claims paid since 2007 on 2005 and later financial guaranty direct exposure Alt-A1 Exposure by Year Insured2 As of March 31, 2009 ($ in billions) $7.7 billion, BBB+ average rating4 Alt-A exposures include alt-A first lien and alt-A Option ARMs. Percent does not add to 100% due to rounding. Loss reserves includes financial guaranty and credit derivatives. Assured’s internal rating. Please see slide 25 footnote 1 for more information. $4.4 $0.4 $0.1 $0.2 $2.6 34% 6% 2% 2% 57% 2008 2007 2006 2005 2004 and prior

# Direct U.S. RMBS Performance
## Alt-A First Lien and Alt-A Option ARMs

ASSURED GUARANTY®

*($ in millions)*

**Distribution of Financial Guaranty Direct U.S. Mortgage-Backed Securities Issued January 1, 2005 or Later by Exposure Type, Average Pool Factor, Subordination, Cumulative Losses and 60+ Day Delinquencies as of March 31, 2009 [1]**

**U.S. Alt-A First Lien**

| Year issued: | Net Par Outstanding | Pool Factor[2] | Subordination [3] | Cumulative Losses [4] | 60+ Day Delinquencies [5] | Number of transactions |
|---|---|---|---|---|---|---|
| 2005 | $ 376 | 59.8% | 11.7% | 1.0% | 10.6% | 13 |
| 2006 | 360 | 73.3% | 39.4% | 3.3% | 30.3% | 2 |
| 2007 | 5,233 | 77.8% | 20.5% | 1.6% | 24.0% | 11 |
| 2008 | N/A | N/A | N/A | N/A | N/A | N/A |
| 2009 | N/A | N/A | N/A | N/A | N/A | N/A |
| | $ 5,969 | 76.4% | 21.1% | 1.7% | 23.5% | 26 |

**U.S. Alt-A Option ARMs**

| Year issued: | Net Par Outstanding | Pool Factor[2] | Subordination [3] | Cumulative Losses [4] | 60+ Day Delinquencies [5] | Number of transactions |
|---|---|---|---|---|---|---|
| 2005 | $ 40 | 32.3% | 27.6% | 1.0% | 22.4% | 1 |
| 2006 | 56 | 55.1% | 19.1% | 1.2% | 30.6% | 1 |
| 2007 | 1,354 | 79.6% | 20.7% | 1.3% | 25.3% | 7 |
| 2008 | N/A | N/A | N/A | N/A | N/A | N/A |
| 2009 | N/A | N/A | N/A | N/A | N/A | N/A |
| | $ 1,450 | 77.4% | 20.8% | 1.3% | 25.5% | 9 |

1. For this release, net par outstanding is based on values as of March 2009. All performance information such as pool factor, subordination, cumulative losses and delinquency is based on March 2009 information obtained from Intex, Bloomberg, and/or provided by the trustee and may be subject to restatement or correction.

2. Pool factor is the percentage of net par outstanding divided by the original net par outstanding of the transactions at inception.

3. Represents the sum of subordinate tranches and over-collateralization, expressed as a percentage of total transaction size and does not include any benefit from excess interest collections that may be used to absorb losses.

4. Cumulative losses are defined as net charge-offs on the underlying loan collateral divided by the original pool balance.

5. 60+ day delinquencies are defined as loans that are greater than 60 days delinquent and all loans that are in foreclosure, bankruptcy or REO divided by net par outstanding.

30

31 Consolidated U.S. RMBS Subprime Exposure $4.4 $1.5 $0.1 $0.5 $0.0 Subprime by Year Insured As of March 31, 2009 ($ in billions) $6.5 billion, AA- average rating1 Our subprime portfolio remains highly rated 48.6% rated triple-A or super senior1 Average subordination is 54.6% Only 3.4% of par is in reinsurance segment Of 353 total subprime transactions only 100 exposures are rated non-investment grade Largest BIG exposure is $80 million Loss reserves2 for subprime exposure were $29.5 million at March 31, 2009 $0 million in claims paid 2005 and later on financial guaranty direct exposures Assured’s internal rating. Please see slide 25 footnote 1 for more information. Loss reserves include financial guaranty and credit derivatives. 68% 1% 8% 23% <1% 2008 2007 2006 2005 2004 and prior

32 Direct U.S. RMBS Performance Subprime First Lien ($ in millions) U.S. Subprime First Lien Year issued: Net Par Outstanding Pool Factor 2 Subordination 3 Cumulative Losses 4 60+ Day Delinquencies 5 Number of transactions 2005 3,580 $ 31.5% 63.6% 7.1% 41.9% 42 2006 1,900 46.4% 41.3% 8.9% 42.8% 49 2007 498 48.0% 40.5% 9.3% 45.6% 2 2008 N/A N/A N/A N/A N/A N/A 2009 N/A N/A N/A N/A N/A N/A 5,977 $ 37.6% 54.6% 7.9% 42.5% 93 Distribution of Financial Guaranty Direct U.S. Mortgage-Backed Securities Issued January 1, 2005 or Later by Exposure Type, Average Pool Factor, Subordination, Cumulative Losses and 60+ Day Delinquencies as of March 31, 2009 1

33 Consolidated U.S. RMBS Home Equity Line of Credit (HELOC) Exposure Assured’s HELOC book consists principally of two Countrywide deals underwritten in 2005 and 2007 Current par insured of $1.6 billion Average rating3 of CC Only 29% of HELOCs are in reinsurance segment No transaction after 2006 Cumulative incurred financial guaranty losses on two Countrywide direct deals $93.3 million, net of $112.2 million of loss salvage recoveries Total losses incurred2 on HELOCs in 1Q-09 are $24.4 million HELOCs by Year Insured 1 As of March 31, 2009 ($ in billions) $1.6 billion $0.7 $0.1 $0.7 $0.1 HELOCs insured in 2008 or 2009 was $0. Losses include financial guaranty and credit derivatives. Assured’s internal rating. Please see slide 25 foornote 1 for more information. 8% 9% 43% 41% 2007 2006 2005 2004 and prior

34 Direct U.S. RMBS Performance Prime HELOC ($ in millions) U.S. Prime HELOC Year issued: Net Par Outstanding Pool Factor 2 Subordination 3 Cumulative Losses 4 60+ Day Delinquencies 5 Number of transactions 2005 572 $ 31.7% 0.0% 11.9% 15.0% 2 2006 N/A N/A N/A N/A N/A N/A 2007 575 64.3% 0.0% 16.9% 12.8% 2 2008 N/A N/A N/A N.A. N/A N/A 2009 N/A N/A N/A N.A. N/A N/A 1,146 $ 48.0% 0.0% 14.4% 13.9% 4 Distribution of Financial Guaranty Direct U.S. Mortgage-Backed Securities Issued January 1, 2005 or Later by Exposure Type, Average Pool Factor, Subordination, Cumulative Losses and 60+ Day Delinquencies as of March 31, 2009 1

35 Consolidated U.S. RMBS Closed End Second Liens Exposure Limited exposure to closed end seconds liens $415 million in total exposure is Less than $10 million in reinsurance segment All but $8 million of exposure is 2007 vintage 5 direct transactions totaling $405 million 3 deals for $304 million rated BIG 2 deals are rated2 AAA and super senior All five are 2007 vintage $0.4 billion, BB- average rating2 Closed End Second Liens by Year Insured1 As of March 31, 2009 ($ in billions) $0.4 $0.0 Closed End Second Liens insured in 2008, 2005 and 2004 and prior was $0. Assured’s internal rating. Please see slide 25 footnote 1 for more information. $0.0 <1% 98% <1% 2007 2006 2005 2004 and prior

36 Direct U.S. RMBS Performance Closed End Seconds ($ in millions) U.S. Prime CES Year issued: Net Par Outstanding Pool Factor 2 Subordination 3 Cumulative Losses 4 60+ Day Delinquencies 5 Number of transactions 2005 N/A N/A N/A N/A N/A N/A 2006 N/A N/A N/A N/A N/A N/A 2007 405 61.2% 21.5% 30.5% 21.1% 5 2008 N/A N/A N/A N/A N/A N/A 2009 N/A N/A N/A N/A N/A N/A 405 $ 61.2% 21.5% 30.5% 21.1% 5 Distribution of Financial Guaranty Direct U.S. Mortgage-Backed Securities Issued January 1, 2005 or Later by Exposure Type, Average Pool Factor, Subordination, Cumulative Losses and 60+ Day Delinquencies as of March 31, 2009 1

37 Non-RMBS U.S. Structured Finance Exposure Assured’s non-RMBS U.S structured finance exposures are principally comprised of Pooled corporate obligations Commercial mortgage-backed securities Consumer receivables Commercial receivables Structured credit Insurance securitizations Non-RMBS U.S. structured finance credit experience has been generally strong, although downgrades increased during first quarter 2009 64% rated1 super senior or AAA 2% rated1 below investment grade U.S. Non-RMBS Structured Finance As of March 31, 2009 ($ in billions) $33.6 $5.9 $4.7 $5.0 $3.0 $1.6 $0.5 $54.3 billion, AA average rating1 Assured’s internal rating. Please see slide 25 footnote 1 for more information. 3% 1% 5% 11% 62% 9% 9% Pooled corporate obligations Commercial mortgage-backed securities Consumer receivables Commercial receivables Structured credit Insurance securitizations Other structured finance

38 Pooled Corporate Obligations Our pooled corporate exposure is highly rated and well-protected Average credit enhancement of 31.6% 74.8% rated2 AAA, AA+ average rating Pooled corporate obligations of trust preferred securities were downgraded during first quarter 2009 due to increased deferrals and defaults on collateral; over-collateralization remains strong at 173% $2.5 billion of Trust Preferreds for U.S. mortgage and REITs and are the lowest rated asset classes A- average rating Many downgrades in 1Q-09 for banks and insurance companies Pooled Corporate Obligations By Asset Class As of March 31, 2009 ($ in billions) Some amounts may not add due to rounding. Assured’s internal rating. Please see slide 25 footnote 1 for more explanation. Below Investment Grade. $39.7 billion, AA+ average rating2 $25.6 $3.6 $2.4 $0.9 $3.8 $2.2 $0.8 $0.08 65% 6% 2% 0% 9% 6% 7% 10% High yield corporates Trust preferred - banks and insurance Trust preferred - U.S. mortgage and REITs Trust preferred - European mortgage and REITs Market value CDOs of corporates Investment grade of corporate Commercial real estate CDO of CDOs (corporate)

# Pooled Corporate Obligations
## By Collateral Type

ASSURED GUARANTY

*($ in millions)*

**Distribution of Financial Guaranty Direct Pooled Corporate Obligations by Asset Class as of March 31, 2009**

| Asset class: | Net Par Outstanding | % of total | Avg. Initial Credit Enhancement [2] | Avg. Current Enhancement [2] | Avg. Rating[1] |
|---|---|---|---|---|---|
| High yield corporates | $ 25,670 | 64.7% | 34.9% | 28.9% | AAA |
| Trust preferred - banks and insurance | 3,637 | 9.2% | 47.0% | 41.9% | A- |
| Trust preferred - US mortgage and REITs | 2,455 | 6.2% | 50.1% | 43.6% | A- |
| Trust preferred - European mortgage and REITs | 970 | 2.4% | 36.8% | 36.7% | A |
| Market value CDOs of corporates | 3,813 | 9.6% | 37.8% | 28.6% | AAA |
| Investment grade corporates | 2,274 | 5.7% | 28.7% | 29.9% | AAA |
| Commercial real estate | 771 | 1.9% | 49.1% | 47.9% | AAA |
| CDO of CDOs (corporate) [3] | 74 | 0.2% | 1.7% | 5.4% | AAA |
| | $ 39,664 | 100.0% | 37.2% | 31.6% | AA+ |

1. Assured's internal rating. Assured's scale is comparable to that of the nationally recognized rating agencies. The super senior category, which is not generally used by rating agencies, is used by the Company in instances where Assured's AAA-rated exposure has additional credit enhancement due to either (1) the existence of another security rated AAA that is subordinated to Assured's exposure or (2) Assured's exposure benefits from a different form of credit enhancement that would pay any claims first in the event that any of the exposures incurs a loss and such credit enhancement, in management's opinion, causes Assured's attachment point to be materially above the AAA attachment point.

2."Average Credit Enhancement" is intended to provide a measure of the amount of equity and/or subordinate tranches that are junior in the capital structure to Assured's exposure, expressed as a percentage of the total transaction size and reflects any reduction of that credit support resulting from defaults or other factors. For transactions where excess spread may be available to absorb certain losses, the amounts shown above do not include any benefit from excess spread. The calculation methodologies differ for the various asset classes to reflect differences in transaction structures in order to provide a measure that management believes is comparable across asset classes. Data is obtained from third-party sources such as trustee reports and may be subject to misstatement or correction.

3. Consists of one transaction whereby Assured's exposure is principal-protected by a collateral account currently containing $79 million in assets and representing 106% of current net par. Funds in the collateral account are permitted to be invested in cash, government securities and AAA ABS (other than MBS).

39

40 U.S. Consumer Receivables Assured Guaranty Ltd. Direct U.S. Consumer Receivables by Year Insured As of March 31, 2009 ($ in billions) $2.6 billion, AA+ average rating1 $0.0 $0.4 $1.0 $1.2 U.S. consumer receivable exposures are well protected Average rating of A+ For student loans and auto loans current credit enhancement is higher than initial credit enhancement Credit cards have 57.5% current credit enhancement 86% rated1 super senior or AAA 0% rated1 below investment grade Nearly half of the par was written in 2008, after the deterioration in consumer credit trends was evident Assured utilized underwriting criteria that had stress scenario assumptions Assured’s internal rating. Please see slide 25 footnote 1 for more information. 37% 16% 47% <1% 2008 2007 2006 2005 and prior

41 U.S. Consumer Receivables By Collateral Type ($ in millions) Distribution of Consumer Receivables by Asset Class as of March 31, 2009 Asset class: Net Par Outstanding % Average Rating 1 Avg. Initial Credit Enhancement 2 Avg. Current Enhancement 2 Student loans 1,261 $ 47.7% AAA 7.2% 8.5% Credit cards 1,000 37.9% AAA 57.5% 57.5% Auto 380 14.4% A- 11.2% 27.3% 2,641 $ 100.0% AA+ 26.8% 29.8% 2."Average Credit Enhancement" is intended to provide a measure of the amount of equity and/or subordinate tranches that are junior in the capital structure to Assured's exposure, expressed as a percentage of the total transaction size and reflects any reduction of that credit support resulting form defaults or other factors. For transactions where excess spread may be available to absorb certain losses, the amounts shown above do not include any benefit from excess spread. The calculation methodologies differ for the various asset classes to reflect differences in transaction structures in order to provide a measure that management believes is comparable across asset classes. Data is obtained from third-party sources such as trustee reports and may be subject to misstatement or correction. 1. Assured's internal rating. Assured's scale is comparable to that of the nationally recognized rating agencies. The super senior category, which is not generally used by rating agencies, is used by the Company in instances where Assured's AAA-rated exposure has additional credit enhancement due to either (1) the existence of another security rated AAA that is subordindated to Assured's exposure or (2) Assured's exposure benefits from a different form of credit enhancement that would pay any claims first in the event that any of the exposures incurs a loss and such credit enhancement, in management's opinion, causes Assured's attachment point to be materially above the AAA attachment point.

Appendix: FSA Financial Guaranty Portfolio Review

43 U.S. RMBS FSA’s $16.5 billion U.S. RMBS portfolio of has experienced material downgrades since year-end 2007 Average rating of BBB at March 31, 2009 versus AA at year-end 2007 Entire U.S. RMBS directly underwritten by FSA No U.S. RMBS underwritten since August 2008 FSA’s U.S. RMBS portfolio is amortizing on an absolute basis and as a percentage of the portfolio 4.0% of total net par outstanding versus 4.9% at year end 2007 $16.5 billion versus $17.1 billion at year end 2008 U.S. RMBS by Exposure Type As of March 31, 2009 ($ in billions) $4.5 $0.2 $1.4 $6.0 $1.6 $2.7 $0.1 $16.5 billion, 4.0% of net par outstanding 1% 27% 16% 9% 1% 10% 36% Prime first lien Alt-A closed end seconds HELOC Alt-A first lien Alt-A Option ARMs Subprime first lien NIM

44 U.S. RMBS by Vintage and Rating U.S. RMBS by Rating As of March 31, 2009 ($ in billions) $0.9 $0.2 $2.5 $10.6 $16.5 billion, BBB average rating $2.3 U.S. RMBS by Vintage As of March 31, 2009 ($ in billions) $16.5 billion $4.6 $2.0 $0.1 $7.7 $2.1 FSA’s internal rating. Please see slide 56 footnote 1 for more explanation. 1 64% 14% 6% 1% 15% AAA AA A BBB BIG 0% 47% 28% 13% 12% 2008 2007 2006 2005 2004 and prior

45 Loss and Loss Adjustment Expenses The majority of FSA’s cumulative losses for 2008 and first quarter 2009 were on second lien U.S. RMBS exposures March 31, 2009 Total 2008 and Loss and Loss As of March 31, 2009 Net Par 1Q-09 Adjustment ($ in millions) Outstanding Incurred Losses 12 Expense Reserves 1 Asset Backed HELOCs 5,946 $ 1,352.1 $ 565.6 $ Alt-A CES 1,387 225.9 301.1 Option ARM 2,662 342.0 396.9 Alt-A first lien 1,629 136.5 160.6 NIMs 212 48.9 60.6 Subprime 4,529 39.3 81.4 Other 82,912 132.1 84.9 Total Asset backed 99,277 2,277 1,651 Public finance 318,029 73 153 Total 417,306 $ 2,349 $ 1,804 $ 1. Includes loss expense for financial guaranty contracts in accordance with SFAS 163 as well as estimated credit impairment on insured derivatives. 2. Excludes cumulative effect of adoption of SFAS 163 on January 1, 2009 of $47.6 million which was recorded in retained earnings.

46 U.S. RMBS Alt-A First Lien Exposure1 FSA’s portfolio was largely underwritten since 2006 and all were rated AAA at closing FSA’s Alt-A exposures have an average rating of BIG due to significant downgrades in 2008 and 2009 7% rated triple-A or super senior 93% rated below investment grade Loss3 reserves for Alt-A exposure were $604 million gross ($558 million net) as of March 31, 2009 Alt-A1 Exposure by Year Insured2 As of March 31, 2009 ($ in billions) $4.3 billion, BIG average rating4 Alt-A exposures include Alt-A first lien and Alt-A Option ARMs. Percent does not add to 100% due to rounding. Loss reserves includes financial guaranty and credit derivatives. FSA’s internal rating. Please see slide 56 footnote 1 for more explanation. $1.6 $0.1 $0.6 $2.0 $0.0 47% 37% 14% 2% 2008 2007 2006 2005 2004 and prior

# U.S. RMBS Performance
## Alt-A First Lien and Alt-A Option ARMs

ASSURED GUARANTY®

*($ in millions)*

**Distribution of FSA Mortgage-Backed Securities Issued January 1, 2004 or Later by Exposure Type, Average Pool Factor, Subordination, Cumulative Losses and 60+ Day Delinquencies as of March 31, 2009**[1]

U.S. Alt A First Lien

| Year Issued: | Net Par Outstanding | Pool Factor[2] | Subordination[3] | Cumulative Losses[4] | 60+ Day Deliquencies[5] | Number of Transactions |
|---|---|---|---|---|---|---|
| 2004 | $ 71 | 7.1% | 50.4% | 2.0% | 18.4% | 4 |
| 2005 | 435 | 51.2% | 17.1% | 3.1% | 20.2% | 8 |
| 2006 | 561 | 97.1% | 8.1% | 4.1% | 31.6% | 7 |
| 2007 | 561 | 96.9% | 6.2% | 3.9% | 38.3% | 4 |
| 2008 | - | - | - | - | - | - |
| | $ 1,629 | 80.8% | 11.7% | 3.7% | 30.3% | $ 23 |

U.S. Alt A Option ARMs

| Year Issued: | Net Par Outstanding | Pool Factor[2] | Subordination[3] | Cumulative Losses[4] | 60+ Day Deliquencies[5] | Number of Transactions |
|---|---|---|---|---|---|---|
| 2004 | $ - | 0.0% | 0.0% | 0.0% | 0.0% | - |
| 2005 | 155 | 38.9% | 17.1% | 2.9% | 46.1% | 3 |
| 2006 | 1,027 | 70.2% | 11.4% | 3.0% | 39.6% | 6 |
| 2007 | 1,479 | 82.6% | 7.8% | 1.3% | 37.0% | 5 |
| 2008 | - | - | - | - | - | - |
| | $ 2,662 | 75.3% | 9.7% | 2.0% | 38.6% | $ 14 |

1. For this release, net par outstanding is based on values as of March 2009. All performance information such as pool factor, subordination, cumulative losses and delinquency is based on March 2009 information obtained from Intex, Bloomberg, and/or provided by the trustee and may be subject to restatement or correction.

2. Pool factor is the percentage of net par outstanding divided by the original net par outstanding of the transactions at inception.

3. Represents the sum of subordinate tranches and over-collateralization, expressed as a percentage of total transaction size and does not include any benefit from excess interest collections that may be used to absorb losses.

4. Cumulative losses are defined as net charge-offs on the underlying loan collateral divided by the original pool balance.

5. 60+ day delinquencies are defined as loans that are greater than 60 days delinquent and all loans that are in foreclosure, bankruptcy or REO divided by net par outstanding.

47

48 U.S. RMBS Subprime Exposure $0.1 $2.4 $1.4 $0.5 $0.1 Subprime by Year Insured As of March 31, 2009 ($ in billions) $4.5 billion, A average rating1 FSA’s subprime portfolio remains highly rated 35% rated triple-A or super senior1 Average subordination left is 26.4% on transactions insured after January 1, 2005 Of 96 total subprime transactions only 16 exposures are rated non-investment grade Largest BIG exposure is $255 million Loss reserves for subprime exposure were $81 million at March 31, 2009 FSA’s internal rating. Please see slide 56 footnote 1 for more information. 2% 54% 2% 11% 31% 2008 2007 2006 2005 2004 and prior

# U.S. RMBS Performance
## Subprime First Lien

ASSURED GUARANTY

($ in millions)

**Distribution of FSA U.S. Mortgage-Backed Securities Issued January 1, 2005 or Later by Exposure Type, Average Pool Factor, Subordination, Cumulative Losses and 60+ Day Delinquencies as of March 31, 2009[1]**

U.S. Subprime First Lien

| Year Issued: | Net Par Outstanding | Pool Factor[2] | Subordination[3] | Cumulative Losses[4] | 60+ Day Deliquencies[5] | Number of Transactions |
|---|---|---|---|---|---|---|
| 2005 | $ 455 | 31.0% | 46.4% | 3.0% | 29.4% | 7 |
| 2006 | 126 | 100.0% | 40.4% | 6.9% | 37.5% | 2 |
| 2007 | 2,440 | 77.8% | 21.9% | 3.2% | 39.6% | 9 |
| 2008 | 78 | 77.3% | 29.5% | 1.2% | 24.5% | 1 |
| 2009 | N/A | N/A | N/A | N/A | N/A | N/A |
| | $ 3,098 | 71.8% | 26.4% | 3.3% | 37.6% | $ 19 |

1. For this release, net par outstanding is based on values as of March 2009. All performance information such as pool factor, subordination, cumulative losses and delinquency is based on March 2009 information obtained from Intex, Bloomberg, and/or provided by the trustee and may be subject to restatement or correction.

2. Pool factor is the percentage of net par outstanding divided by the original net par outstanding of the transactions at inception.

3. Represents the sum of subordinate tranches and over-collateralization, expressed as a percentage of total transaction size and does not include any benefit from excess interest collections that may be used to absorb losses.

4. Cumulative losses are defined as net charge-offs on the underlying loan collateral divided by the original pool balance.

5. 60+ day delinquencies are defined as loans that are greater than 60 days delinquent and all loans that are in foreclosure, bankruptcy or REO divided by net par outstanding.

49

50 U.S. RMBS Home Equity Line of Credit (HELOC) Exposure Current par insured of $5.9 billion Average rating2 of BBB- $3.5 billion of HELOCs are below investment grade $2.4 billion of HELOCs remain investment grade Loss reserves for HELOC exposures were $566 million Paid losses incurred on HELOCs in 1Q-09 are $182 million HELOCs by Year Insured 1 As of March 31, 2009 ($ in billions) $5.9 billion $2.2 $2.2 $1.1 $0.5 HELOCs insured in 2008 or 2009 was $0. FSA’s internal rating. Please see slide 56 footnote1 for more explanation. 36% 38% 18% 8% 2007 2006 2005 2004 and prior

U.S. RMBS Performance
HELOC Exposure

ASSURED GUARANTY

($ in millions)

**Distribution of FSA U.S. Mortgage-Backed Securities Issued by Exposure Type, Average Pool Factor, Subordination, Cumulative Losses and 60+ Day Delinquencies as of March 31, 2009 [1]**

**U.S. Prime HELOC**

| Year issued: | Net Par Outstanding | Pool Factor[2] | Subordination [3] | Cumulative Losses[4] | 60+ Day Delinquencies [5] | Number of transactions |
|---|---|---|---|---|---|---|
| 2004 and prior | $ 497 | 24.0% | 2.9% | 1.7% | 3.3% | 3 |
| 2005 | 1,065 | 25.7% | 1.9% | 4.2% | 7.8% | 5 |
| 2006 | 2,232 | 48.6% | 0.4% | 15.0% | 14.1% | 7 |
| 2007 | 2,152 | 64.0% | 4.6% | 13.2% | 9.5% | 7 |
| 2008 | - | 0.0% | 0.0% | 0.0% | 0.0% | - |
| | $ 5,946 | 48.0% | 2.4% | 11.3% | 10.4% | 22 |

1. For this release, net par outstanding is based on values as of March 2009. All performance information such as pool factor, subordination, cumulative losses and delinquency is based on March 2009 information obtained from Intex, Bloomberg, and/or provided by the trustee and may be subject to restatement or correction.

2. Pool factor is the percentage of net par outstanding divided by the original net par outstanding of the transactions at inception.

3. Represents the sum of subordinate tranches and over-collateralization, expressed as a percentage of total transaction size and does not include any benefit from excess interest collections that may be used to absorb losses.

4. Cumulative losses are defined as net charge-offs on the underlying loan collateral divided by the original pool balance.

5. 60+ day delinquencies are defined as loans that are greater than 60 days delinquent and all loans that are in foreclosure, bankruptcy or REO divided by net par outstanding.

51

52 U.S. RMBS Alt-A Closed End Second Liens Exposure Limited exposure to closed end seconds liens All vintage is 2007 and 2006 12 transactions totaling $1.4 billion 7 deals for $1.1 billion rated BIG2 Cumulative incurred financial guaranty losses on were $226 million as of March 31, 2009 $1.4 billion, BBB- average rating2 Alt-A Closed End Second Liens by Year Insured1 As of March 31, 2009 ($ in billions) $0.9 $0.5 Alt-A Closed End Second Liens insured in 2008, 2005 and 2004 and prior was $0. FSA’s internal rating. Please see slide 56 footnote 1 for more information. 64% 36% 2007 2006 2005 2004 and prior

# U.S. RMBS Performance
## Closed End Seconds

ASSURED GUARANTY

($ in millions)

**Distribution of FSA's U.S. Mortgage-Backed Securities Issued January 1, 2004 or Later by Exposure Type, Average Pool Factor, Subordination, Cumulative Losses and 60+ Day Delinquencies as of March 31, 2009[1]**

**U.S. Prime CES**

| Year issued: | Net Par Outstanding | Pool Factor[2] | Subordination[3] | Cumulative Losses[4] | 60+ Day Delinquencies[5] | Number of transactions |
|---|---|---|---|---|---|---|
| 2004 | N/A | N/A | N/A | N/A | N/A | N/A |
| 2005 | N/A | N/A | N/A | N/A | N/A | N/A |
| 2006 | $ 464 | 67.0% | 0.0% | 42.5% | 21.6% | 2 |
| 2007 | 922 | 77.0% | 3.4% | 37.3% | 22.1% | 10 |
| 2008 | N/A | N/A | N/A | N/A | N/A | N/A |
| | $ 1,387 | 73.7% | 2.2% | 39.0% | 21.9% | 12 |

1. For this release, net par outstanding is based on values as of March 2009. All performance information such as pool factor, subordination, cumulative losses and delinquency is based on March 2009 information obtained from Intex, Bloomberg, and/or provided by the trustee and may be subject to restatement or correction.

2. Pool factor is the percentage of net par outstanding divided by the original net par outstanding of the transactions at inception.

3. Represents the sum of subordinate tranches and over-collateralization, expressed as a percentage of total transaction size and does not include any benefit from excess interest collections that may be used to absorb losses.

4. Cumulative losses are defined as net charge-offs on the underlying loan collateral divided by the original pool balance.

5. 60+ day delinquencies are defined as loans that are greater than 60 days delinquent and all loans that are in foreclosure, bankruptcy or REO divided by net par outstanding.

53

54 Non-RMBS U.S. Structured Finance Exposure FSA’s non-RMBS U.S structured finance exposures are principally comprised of Pooled corporate obligations Consumer receivables Other U.S. non-RMBS structured finance obligations Non-RMBS U.S. structured finance credit experience has been generally strong given the current environment, although downgrades increased during first quarter 2009 81% rated1 super senior or AAA 4% rated1 below investment grade U.S. Non-RMBS Structured Finance As of March 31, 2009 ($ in billions) $60.8 billion, AA+ average rating1 FSA’s internal rating. Please see slide 56 footnote 1 for more information. $53.7 $5.0 $1.6 $0.4 3% 88% 8% 1% Pooled corporate obligations Other U.S. ABS Other U.S. Consumer Receivables Other U.S. Autos

55 Pooled Corporate Obligations FSA’s pooled corporate exposure is generally highly rated and well-protected Average credit enhancement of 21.9% 93% rated1 super senior or AAA, AAA average rating Less than 1% rated below investment grade $180 million of Trust Preferreds (Bank and Insurance Company Only) A average rating Over-collateralization remains strong at 49.8% Pooled Corporate Obligations By Asset Class As of March 31, 2009 ($ in billions) FSA’s internal rating. Please see slide 56 footnote 1 for more information. $72.5 billion, AAA average rating1 $2.1 $0.9 $31.2 $0.0 $1.5 $21.4 $0.2 $15.2 21% 0% 2% 0% 3% 1% 43% 30% High yield corporates Trust preferred Market value CDOs of corporates Investment grade of corporate CDO of CDOs (corporate) CLOs CBOs Other

# Pooled Corporate Obligations
## By Collateral Type

ASSURED GUARANTY®

*($ in millions)*

**Distribution of FSA's Pooled Corporate Obligations by Asset Class as of March 31, 2009**

| Asset class: | Net Par Outstanding | % of total | Avg. Initial Credit Enhancement [2] | Avg. Current Enhancement [2] | Avg. Rating[1] |
|---|---|---|---|---|---|
| Synthetic high yield corporates | $ 15,200 | 21.0% | 36.3% | 32.3% | AAA |
| Synthetic investment grade corporates | 21,389 | 29.5% | 15.6% | 14.1% | AAA |
| CLOs | 31,215 | 43.0% | N/A* | N/A* | AAA |
| CBOs | 2,140 | 3.0% | N/A* | N/A* | A+ |
| Market Value CDOs of corporates | 1,521 | 2.1% | 17.0% | 23.7% | AAA |
| Trust preferred - banks and insurance | 180 | 0.2% | 48.7% | 49.8% | A+ |
| ABS of CDOs | 37 | 0.1% | 34.4% | 21.5% | AA |
| CDO of CDOs (corporate) | 40 | 0.1% | 23.8% | 19.1% | AA |
| Other Pooled Corporates | 819 | 1.1% | N/A | N/A | BBB |
| | $ 72,540 | 100.0% | 24.0% | 21.9% | AAA |

1. FSA's internal ratings as of 3/31/09. Insured transactions previously insured by another monoline (i.e., where FSA would be the second to pay) are shown with a rating equal to the higher of FSA's estimate of the rating of the underlying transaction and the internal FSA rating of the other monoline. The internal FSA rating of the monoline generally reflects the lowest rating agency rating.
2. "Average Credit Enhancement" is intended to provide a measure of the amount of equity and/or subordinate tranches that are junior in the capital structure to FSA's exposure, expressed as a percentage of the total transaction size and reflects any reduction of that credit support resulting from defaults or other factors. For transactions where excess spread may be available to absorb certain losses, the amounts shown above do not include any benefit from excess spread. The calculation methodologies differ for the various asset classes to reflect differences in transaction structures in order to provide a measure that management believes is comparable across asset classes. Data is obtained from third-party sources such as trustee reports and may be subject to misstatement or correction.

56

57 U.S. Consumer Receivables U.S. Consumer Receivables by Year Insured As of March 31, 2009 ($ in billions) $5.4 billion, BBB- average rating1 $0.5 $1.1 $1.4 $2.5 U.S. consumer receivable exposures are well protected Average rating of BBB- $5.0 billion in auto receivable transactions have 19.7% average current credit enhancement $88 million in credit cards have 13.2% current credit enhancement Over half of the par was written in 2007 or later, after the deterioration in consumer credit trends was evident FSA utilized underwriting criteria that had stress scenario assumptions FSA’s internal rating. Please see slide 56 footnote 1 for more information 9% 46% 25% 20% 2008 2007 2006 2005 and prior

58 U.S. Consumer Receivables By Collateral Type ($ in millions) FSA’s internal rating. Please see slide 56 footnote 1 for more explanation. "Average Credit Enhancement" is intended to provide a measure of the amount of equity and/or subordinate tranches that are junior in the capital structure to FSA's exposure, expressed as a percentage of the total transaction size and reflects any reduction of that credit support resulting form defaults or other factors. For transactions where excess spread may be available to absorb certain losses, the amounts shown above do not include any benefit from excess spread. The calculation methodologies differ for the various asset classes to reflect differences in transaction structures in order to provide a measure that management believes is comparable across asset classes. Data is obtained from third-party sources such as trustee reports and may be subject to misstatement or correction. Distribution of Consumer Receivables by Asset Class as of March 31, 2009 Asset class: Net Par Outstanding % Average Rating 1 Avg. Initial Credit Enhancement 2 Avg. Current Enhancement 2 Auto 4,971 $ 91.9% BBB- 11.6% 19.7% Credit Card 88 1.6% BBB 13.2% 13.2% Other Consumer Receivables 350 6.5% BIG N/A N/A 5,410 $ 100.0% BBB- 11.6% 19.5%

Appendix: Explanation of Non-GAAP Financial Measures

Appendix: Explanation of Non-GAAP Financial Measures Present value of financial guaranty and credit derivative gross written premiums, or PVP, which is a non-GAAP financial measure, is defined as gross upfront and installment premiums received and the present value of gross estimated future installment premiums, on insurance and credit derivative contracts written in the current period, discounted at 6% per year. Management believes that PVP is a useful measure for management, investors and analysts because it permits the evaluation of the value of new business production for Assured by taking into account the value of estimated future installment premiums on all new contracts underwritten in a reporting period, whether in insurance or credit derivative contract form, which GAAP gross premiums written and the net credit derivative premiums received and receivable portion of net realized gains and other settlement on credit derivatives (“credit derivative revenues”) does not adequately measure. Management discounts estimated future installment premiums on insurance contracts for PVP at 6% per year, while under FAS 163 these amounts are discounted at a risk free rate. Additionally, under FAS 163 management records future installment premiums on financial guaranty insurance contracts covering non-homogeneous pools of assets based on the contractual term of the contract whereas for PVP management only records its estimate of the future installment premiums that it expects to receive based on the contractual terms of the transaction. Actual future net earned or written premiums and credit derivative revenues may differ from PVP due to factors such as prepayments, amortizations, refundings, contract terminations or defaults that may or may not be influenced by market interest rates, refinancing or refunding activity, prepayment speeds, policy changes or terminations, credit defaults, or other factors that management cannot control or predict. This measure should not be viewed as a substitute for gross written premiums determined in accordance with GAAP. Operating income, which is a non-GAAP financial measure, is defined as net income (loss) excluding i) after-tax realized gains (losses) on investments and ii) after-tax unrealized gains (losses) on credit derivatives and the fair value adjustment of the Company's committed capital securities, other than the Company’s net estimate of after-tax incurred case and portfolio loss and loss adjusted expense reserves for credit derivatives. Operating return on equity (ROE) represents operating income as a percentage of average shareholders' equity, excluding accumulated other comprehensive income and after-tax unrealized gains (losses) on credit derivatives. Management believes that operating income and operating ROE are useful measures for management, investors and analysts because the presentation of operating income and operating ROE enhance the understanding of Assured's results of operations by highlighting the underlying profitability of Assured's business. Realized gains (losses) on investments and unrealized gains (losses) on credit derivatives and the fair value adjustment of the Company's committed capital securities, other than the portion attributable to the Company's net estimate of incurred case and portfolio loss and loss adjustment expense reserves for credit derivatives, are excluded because the amount of both of these gains (losses) is heavily influenced by, and fluctuates, in part, according to changes in market interest rates, credit spreads and other factors that management cannot control or predict. These measures should not be viewed as substitutes for net income (loss) or ROE determined in accordance with GAAP. Adjusted book value, which is a non-GAAP financial measure, is defined, subsequent to the adoption of FAS 163 in the first quarter of 2009, as shareholders’ equity (book value) plus the after-tax value of the unearned premium reserve, which includes estimated future installment premiums in force, discounted at the risk free rate, net of prepaid reinsurance premiums, the after-tax value of unearned premium on credit derivatives net of prepaid reinsurance premiums and the after-tax net present value of estimated future installment premiums on credit derivatives in force, less future ceding commissions, discounted at 6%, less after-tax deferred acquisition costs. Adjusted book value, prior to the adoption of FAS 163, was defined as shareholders’ equity (book value) plus the after-tax value of the unearned premium reserve net of prepaid reinsurance premiums, the after-tax value of unearned premium on credit derivatives net of prepaid reinsurance premiums and the after-tax net present value of estimated future installment premiums in force, less future ceding commissions, discounted at 6%, less after-tax deferred acquisition costs. Management believes that adjusted book value is a useful measure for management, equity analysts and investors because the calculation of adjusted book value permits an evaluation of the net present value of the Company’s in force premiums and shareholders’ equity. The premiums described above will be earned in future periods, but may differ materially from the estimated amounts used in determining current adjusted book value due to changes in market interest rates, refinancing or refunding activity, prepayment speeds, policy changes or terminations, credit defaults and other factors that management cannot control or predict. This measure should not be viewed as a substitute for book value determined in accordance with GAAP. Net present value of estimated future installment premiums in force, which is a non-GAAP financial measure, is defined as the present value of estimated future installment premiums from our credit derivative in-force books of business, net of reinsurance and discounted at 6%. Management believes that net present value of estimated future installment premiums in force is a useful measure for management, investors and analysts because it permits an evaluation of the value of future estimated credit derivative installment premiums. Estimated future premiums may change from period to period due to changes in par outstanding, maturity, or other factors that management cannot control or predict that result from market interest rates, refinancing or refunding activity, prepayment speeds, policy changes or terminations, credit defaults, or other factors. There is no comparable GAAP financial measure. For adjusted book value, net present value of estimated future installment premiums in force, and PVP, Assured uses 6% as the present value discount rate because it is the approximate taxable equivalent yield on Assured's investment portfolio for the periods presented.

Appendix: PVP1 – Reconciliation to Gross Written Premiums For an explanation of PVP, a non-GAAP financial measure, please refer to the Appendix: Explanation of Non-GAAP Financial Measures. Q1 2009 amount represents the difference in management estimates for the discount rate applied to future installments as well as the estimated term for future installments compared to FAS 163. ($ in millions) 2009 2008 Consolidated gross written premiums (GWP) analysis: PVP of financial guaranty GWP 219.3 $ 183.2 $ Less: Financial guaranty installment premium PVP 11.6 36.1 Total: Financial guaranty upfront GWP 207.7 147.1 Plus: Financial guaranty installment GWP - 24.7 Plus: Financial guaranty installment PVP adjustment 2 27.1 - Total financial guaranty GWP 234.8 171.8 Plus: Mortgage guaranty segment GWP - 0.5 Plus: Other segment GWP 0.0 3.5 Total GWP 234.8 $ 175.8 $ March 31, Quarter Ended

Appendix: Reconciliation of Operating Income to Net Income (Loss)2 The quarters ended March 31, 2009 and 2008 included a fair value after-tax gain of $12.8 million, or $0.14 per diluted share, and $5.5 million, or $0.07 per diluted share, respectively, related to Assured Guaranty Corp.'s committed capital securities. Some amounts may not add due to rounding. Effective January 1, 2009, the Company adopted FSP EITF 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities” (“FSP”), which clarifies that share-based payment awards that entitle their holders to receive nonforfeitable dividends or dividend equivalents before vesting should be considered participating securities and shall be included in the calculation of basic and diluted earnings per share (“EPS”). Upon retrospective adoption of the FSP, Assured increased previously reported diluted EPS by $0.02 for the Q1 2008. Operating income, a non-GAAP financial measure, for both periods is positive, therefore the per diluted share calculation ignores the effect of the FSP and includes the effect of dilutive securities. Total may not add due to differences in calculating GAAP and non-GAAP per diluted share amounts. ($ in millions, except per share data) 2009 2008 Operating income 63.4 $ 6.2 $ Plus: Realized (losses) gains on investments, after tax (17.1) 0.4 Plus: Unrealized gains (losses) on credit derivatives, after tax 1 39.1 (175.8) Net income (loss) 85.5 $ (169.2) $ Per diluted share 3 Operating income 0.69 $ 0.08 $ Plus: Realized (losses) gains on investments, after tax (0.19) - Plus: Unrealized gains (losses) on credit derivatives, after tax 1 0.43 (2.20) Net income (loss) 4 0.93 $ (2.09) $ March 31, Quarter Ended

 Assured Guaranty Contacts: Sabra Purtill Managing Director Global Communications & Investor Relations Direct: 212 408 6040 spurtill@assuredguaranty.com Ross Aron Associate, Investor Relations Direct: 212 261 5509 raron@assuredguaranty.com Investor Presentation June 2009